UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event Reported): May 10, 2017

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-36486	46-5743146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant’s telephone number, including area code)
(847) 397-1700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events
On May 10, 2017, CDK Global, Inc. (the “Company”) issued a press release announcing that it priced $600,000,000 aggregate principal amount of its 4.875% Senior Notes due 2027, representing an increase of $100,000,000 from the previously announced size (the “Notes”). The Notes will mature on June 1, 2027. The Notes will be general unsecured obligations of the Company and will not be guaranteed by any of the Company’s subsidiaries. The net proceeds from the sale of the Notes are expected to be used by the Company for general corporate purposes. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
The Notes have been offered in a private offering that is exempt from registration under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act. This Report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. This Report contains information about pending transactions, and there can be no assurance that these transactions will be completed.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated May 10, 2017, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 10, 2017
CDK Global, Inc.

By:	/s/ Alfred A. Nietzel
Name: Alfred A. Nietzel
Title: Executive Vice President, Chief Financial Officer